American Airlines AAdvantage Investor Presentation March 2021 Exhibit 99.1

® Disclaimer Non-GAAP Financial Measures AAG sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period to period comparisons. AAG believes these non-GAAP financial measures may also provide useful information to investors. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Management uses these non-GAAP financial measures to evaluate the company's current operating performance and to allow for period to period comparisons. As net special items may vary from period to period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the company's core operating performance. For additional information related to the components of special items, see Part II, Item 6. Selected Consolidated Financial Data - -“Reconciliation of GAAP to Non-GAAP Financial Measures” and Note 2 to AAG's Consolidated Financial Statements in Part II, Item 8A of AAG's Form 10-K filed with the U.S. Securities and Exchange Commission on February 17, 2021. The pro forma financial information included in this Presentation is provided for informational purposes only, has not been prepared in accordance with the standards for such information established by the U.S. Securities and Exchange Commission and should not be considered an indication of the potential financial condition or results of operations of Holdco 1 or Loyalty Issuer in the future. The Pro forma financial information included herein should be read with Annex A.

® Disclaimer Cautionary Statement Regarding Forward-Looking Statements and Information Statements in this Presentation that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. These risks and uncertainties include, but are not limited to, the outbreak and global spread of COVID-19 and resulting severe decline in demand for air travel and the duration and severity of the COVID-19 pandemic and similar public health threats that we may face in the future; downturns in economic conditions that could adversely affect our business; our need to obtain sufficient financing or other capital to operate successfully; the effect our high level of debt and other obligations may have on our ability to fund general corporate requirements, our ability to obtain additional financing and respond to competitive developments and adverse economic and industry conditions; an inability to obtain sufficient financing or other capital, including in response to the impact of COVID-19, to operate successfully and in accordance with our current business plan; our ability to preserve cash and improve our overall liquidity position in response to the impact of COVID-19; the loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel; competitive practices in our industry, including the impact of low cost carriers, competing airline alliances and industry consolidation; the impact of changing economic and other conditions beyond our control, including global events that affect travel behavior such as the outbreak of the COVID-19 pandemic, and volatility and fluctuations in our results of operations due to seasonality; the impact of continued periods of high volatility in fuel costs, increased fuel prices or significant disruptions in the supply of aircraft fuel; the impact of union disputes, employee strikes and other labor-related disruptions, or our inability to otherwise maintain labor costs at competitive levels; our significant pension and other postretirement benefit funding obligations; the impact of any damage to our reputation or brand image; losses and adverse publicity stemming from any public incident involving our company, our people or our brand, including any accident or other public incident involving our personnel or aircraft, a type of aircraft in our fleet, or the personnel or aircraft of our regional or codeshare or joint venture operators; extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, including in response to the impact of COVID-19, and competitive disadvantages; the global scope of our business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond our control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries and risks associated deterioration in global trade relations, including shifts in the trade policies of individual nations and risks associated with the legal and regulatory uncertainty resulting from the exit of the United Kingdom from the EU and the consequences that will flow from such exit; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the impact of environmental and noise regulation; our dependence on a limited number of suppliers for aircraft, aircraft engines and parts; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected, including as a result of the March 2019 order from the FAA grounding all Boeing 737 Max aircraft; our reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating our computer, communications and other technology systems; costs of evolving data security and privacy requirements and the impact of any significant data security incident; our reliance on third-party regional operators or third-party service providers that have the ability to affect our revenue and the public’s perception about our services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which we rely; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate our existing flight schedule and expand or change our route network; interruptions or disruptions in service at one or more of our key facilities; changes to our business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the inability to protect our intellectual property rights, particularly our branding rights; the effect on our financial position and liquidity of being party to or involved in litigation; the effect of a higher than normal number of pilot retirements, more stringent duty time regulations and increased training requirements, causing a continuing shortage of commercial pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of the heavy taxation on the airline industry; an inability to use net operating losses carried over from prior taxable years; any inability to produce the results we expect from the commercial relationships that we have with other airlines, including any related equity investments; provisions in credit card processing and other commercial agreements that may materially reduce our liquidity; any impairment in our significant amount of goodwill and an inability to realize the full value of our intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of our common stock; the effects of our capital deployment program and the limitation, the suspension and discontinuation of our share repurchase program and dividend payments thereunder as required by the CARES Act and any future repurchases of or payment of dividends on our common stock; the effect of provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of our equity interests, including our common stock; the effect of provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws that may delay or prevent stockholders’ ability to change the composition of our Board of Directors and the effect this may have on takeover attempts that some of our stockholders might consider beneficial; the effect on the price of our common stock caused by the issuance or sale of shares of our common stock or rights to acquire our common stock issued to the U.S. Department of the Treasury pursuant to the CARES Act; and other economic, business, competitive, and/or regulatory factors affecting our business. Known material risk factors applicable to us described herein are described under the heading in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, other than risks that could apply to any issuer. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Presentation.

4 ® Agenda Transaction Overview 1 American Recent Developments 2 AAdvantage Overview 3 AAdvantage Key Credit Highlights 4 AAdvantage Financial Overview 5

5 ® Transaction Overview

6 ® • American Airlines Group Inc. (“American” or the “Company”) is the world’s largest airline by revenue passenger miles1 - For the twelve month period ended December 31, 2019, the Company reported revenue and pre-tax income of $45.8 billion and $2.9 billion2, respectively • AAdvantage, American’s customer loyalty program, is a key driver of customer engagement, retention and lifetime value - AAdvantage is a core, mission-critical asset for American’s ongoing business operations and financial performance - In 2019, AAdvantage generated ~$5.9 billion in pro forma3 cash sales and ~$3.1 billion in pro forma3 cash from operations, net • The AAdvantage financing (the “Financing”) will be a long-term, strategic component of American’s capital structure and liquidity policy going forward • Additionally, a portion of the proceeds would be used to pay off and extinguish the outstanding $550mm drawn balance of the Loan and Guarantee Agreement (the “UST Term Loan Facility”) with the US Treasury (“UST”); the remainder of the proceeds will be used for general corporate purposes, which may include the repayment of other indebtedness Executive Summary American Airlines Group Inc. and AAdvantage® intend to raise up to $7.5bn in senior secured financing collateralized by assets of AAdvantage including, but not limited to, AAdvantage intellectual property, material co-brand agreements and cash collection accounts 1 World Air Transport Statistics 2019 2 Excludes Net Special Items. Please refer to the company’s GAAP to Non-GAAP reconciliation on SEC Form 10-K issued February 19, 2020. 3 Pro forma financial information gives effect to the Contribution Transactions and Intercompany Agreement as if they were consummated on January 1, 2018. The pro forma financial information does not give effect to the consummation of the Financing contemplated herein.

7 ® AAdvantage Highlights • AAdvantage builds customer loyalty by offering awards, benefits and services to program participants. Members earn miles by purchasing flights on American and other participating airlines as well as by purchasing goods and services from non-airline partners, including retail merchants, hotels and car rental companies • The oldest existing airline loyalty program, AAdvantage has a broadly diversified stream of cash flows - ~74% of pro forma cash flows1 came from 3rd parties in 2019 including Citi and Barclays, partners in travel, retail, lifestyle and hospitality and direct sales to program members • AAdvantage launched in 1981, had ~23 million active members2, and generated ~$5.9 billion in pro forma cash sales1 in 2019 AAdvantage Overview • AAdvantage is mission-critical to American and core to customer loyalty and consistent customer engagement • The program has a deep ecosystem of longstanding relationships with best in class partners, allowing members to earn miles on car rental, hotel, retail, dining and other partners • AAdvantage offers significant diversity of cash flows with a long-term track record of stable and growing performance throughout cycles and has an attractive business model allowing flexibility to control costs and preserve margins3 AAdvantage Key Credit Strengths 1 Pro forma financial information gives effect to the Contribution Transactions and Intercompany Agreement as if they were consummated on January 1, 2018. The pro forma financial information does not give effect to the consummation of the Financing contemplated herein. 2 As of YE2019. Active defined as AAdvantage members who had flight or program activity in the calendar year. 3 Excludes 2020 due to impact of COVID-19. 2020 data is approximately 16 million active members and $3,650 million of pro forma cash sales.

Pro Forma Liquidity and Capitalization

Pro Forma Liquidity Statistics

($ in billions)	Amount
12/31/2020 Liquidity	**$14.3**
Extinguishment of Undrawn CARES Act Loan	($6.95)
Repayment of Drawn CARES Act Loan	($0.55)
New AAdvantage Financing	$7.5
Pro Forma Est. Liquidity	**$14.3**

Pro Forma Capitalization (US$ in millions)

CCR: B2 / B- (Outlook: Neg. / Neg.)	As of Dec-31-20 Amount	Adj.	Pro Forma	Maturity
Cash and Short-term Investments	$6,864	$4,107	$10,971	
$750mm Sr Secured RCF (LatAm)[1]	750	-750	0	Oct-24
$1,643mm Sr Secured RCF (LHR)[1]	1,643	-1643	0	Oct-24
$450mm Sr Secured RCF (MSP)[1]	450	-450	0	Oct-24
2016 (Apr.) Term Loan B (MSP)	960		960	Apr-23
2016 (Dec.) Term Loan B (LGA & DCA)	1,200		1,200	Dec-23
2013 Term Loan B (LatAm)	1,788		1,788	Jun-25
2014 Term Loan B (LHR)	1,220		1,220	Jan-27
11.750% Senior Sec. Notes due 2025	2,500		2,500	Jul-25
10.750% Senior Sec. IP Notes due 2026	1,000		1,000	Feb-26
10.750% Senior Sec. LGA/DCA Notes due 2026	200		200	Feb-26
CARES Act Term Loan Facility due 2025	550	-550	0	Jun-25
Aircraft EETCs	11,013		11,013	2021 – 2032
Equipment loans and other notes payable	4,417		4,417	2021 – 2032
Special facility revenue bonds	1,064		1,064	2021 – 2036
Finance Lease Obligations	572		572	
AAdvantage Financing	0	7,500	7,500	2026-2029
Total Secured Debt	**$29,327**	**$4,107**	**$33,434**	
5.000% Senior Notes Due 2022	750		750	Jun-22
3.750% Senior Notes Due 2025	500		500	Mar-25
PSP Note[2]	2,198		2,198	2030 - 2031
6.500% Convertible Notes	1,000		1,000	Jul-25
Total Debt	**$33,775**	**$4,107**	**$37,882**	
Operating Lease Liabilities	8,428		8,428	
Total Adj. Debt with Operating Leases	**$42,203**	**$4,107**	**$46,310**	
Market Cap (as of March 3, 2021)	14,182		14,182	
Total Capitalization	**$56,385**	**$4,107**	**$60,492**	
Enterprise Value	**$49,521**		**$49,521**	

Note: American has drawn $550 mm of CARES Act Loan funds to date. Capitalization data reflects principal amount outstanding, without deduction for debt discounts or issuance costs.

[1] For pro forma presentation purposes, assumes that all amounts outstanding under the revolving credit facilities are repaid. Such amounts may be re-borrowed based upon the terms and conditions of such facilities.

[2] Includes promissory note from PSP 2 program of $433mm issued January 15, 2021.

American Airlines AAdvantage®

8

Transaction Structure

Expanded Ownership Structure


American Airlines Group Inc. ("Parent") (Delaware)
100% Direct Ownership
American Airlines, Inc. ("American") (Delaware)
100% Direct Ownership
AAdvantage Holdings 1, Ltd. ("HoldCo1") (Cayman)
100% Direct Ownership
AAdvantage Holdings 2, Ltd. ("HoldCo2") (Cayman)
100% Direct Ownership
AAdvantage Loyalty IP Ltd. ("Loyalty Issuer") (Cayman)
AAdvantage IP Contribution
IP Sub-License
IP License
Intercompany Loan


Security Interest
Co-Borrowers / Issuers
Guarantor
Party to InterCo Agreement
American Airlines, Inc. ("American") (Delaware)
100% Direct Ownership
American Airlines Group Inc. ("Parent") (Delaware)
100% Indirect Ownership
Intercompany Agreement
License Fee
IP License
True Contribution of AAdvantage Assets & IP
InterCo Loan
Cash payments (1) from American to Loyalty Issuer to purchase miles and (2) from Loyalty Issuer to American for mileage redemption governed by Intercompany Agreement
AAdvantage Loyalty IP Ltd. ("Loyalty Issuer")2
AAdvantage Assets (incl. IP)
Collection & Reserve Accounts3
Specified Co-Brand Agreements & Other Agreements
Third Party Payments
Citi and Barclays
Other Third Parties
Miles
AAdvantage Cardholders & clients of other AAdvantage Partners
Loan / Notes Proceeds
Principal & Interest
Lenders / Noteholders

[1] As shown on the Expanded Ownership Structure, there are two intermediate holdco entities between American and Loyalty Issuer, each established as a newly-formed Cayman entity.
[2] Loyalty Issuer is a newly-formed Cayman entity.
[3] Collection and Reserve Accounts will be in the name of Loyalty Issuer, established with Wilmington Trust and subject to a perfected first-priority lien for the benefit of the Master Collateral Agent and all Lenders / Noteholders. AAG's guarantee is unsecured.

American Airlines AAdvantage®

9

10 ® Financing Backed by Mission Critical Asset of American 1. First-priority security interest in critical IP, enhanced by bankruptcy-remote IP SPV and pledge of IP license 2. Collection account provides access to cash collections of AAdvantage 3. Collection account structure and cash trap mechanism ensures that debt service1 is paid out of gross cash collections before any funds are released to Loyalty Issuer for operating expenses and redemption costs 4. Robust de-leveraging mechanism based on peak DSCR test3 offers additional protection in case of a prolonged downturn 5. Additional credit support provided via (1) guarantee from American Airlines Group Inc., (2) pledge of equity interests and other assets of Holdcos and guarantees by Holdcos and (3) interest reserve account 1 3 2 4 Scheduled debt service1,21 50% excess CF sweep based on predefined triggers2,32 Excess cash released to AAdvantage to pay Opex & redemptions3 $ Cash Collections from American & 3rd Parties 432 5 Quarterly Cash Flow Financing unlocks value of the AAdvantage program, offering investors security in a critical asset of American that is further bolstered by bespoke structural enhancements 1 Each month, so long as no Early Amortization Event is in effect, an amount equal to 1/3 of interest and fees due for the quarterly reporting period will be trapped in the Collection Account. 1/3 of scheduled amortization will also be required to be trapped in the Collection Account if American does not satisfy certain liquidity and ratings conditions (the “Deferred Accrual Conditions”). 2 Excludes additional reductions from waterfall such as reserve top-ups and agent expenses. 3 Debt Service Coverage Ratio (“DSCR”) test based on peak quarterly debt service.

11 ® American Recent Developments

American Airlines at a Glance

~$15bn
Estimated Q1 2021 Liquidity

$0
Large Non-Aircraft Debt Maturities Until June 2022[1]

-45% (vs 2019)
Expected Q1 2021 System Capacity

~$30mm
Estimated Q1 Daily Cash Burn[2]

$7.5bn
Total CARES Act Secured Loan, of which $550mm is drawn[3]

~11 years
Average Fleet Age

~$7.2bn
Available First Lien Capacity under Existing Financings[4]

~$3.6bn
Unencumbered Assets[4]

Domestic Hub Locations



Chicago, IL
New York, NY
Philadelphia, PA
Washington, D.C.
Los Angeles, CA
Dallas / Fort Worth, TX
Charlotte, NC
Phoenix, AZ
Miami, FL

Serving over 365+ destinations and 6,800 flights per day[5]

American is the largest airline in the world based on Revenue Passenger Miles

[1] Excludes EETCs and private aircraft mortgage debt. Assumes the $400M revolver remains undrawn. [2] The Company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) CARES Act Payroll Support Program grant proceeds, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of our core operating performance. [3] Facility will be repaid and terminated with the Financing. [4] Based on most recent appraised values and, for some assets, company estimates. [5] Assumes normalized capacity; capacity was significantly reduced in 2020 in response to COVID-19.

12

American Airlines Credit Strengths

Proactive Balance Sheet Management

- Prior to COVID-19, American focused on proactive balance sheet management by refinancing and extending tenors of revolvers, term loans, and aircraft debt
- Robust liquidity position pre-COVID was bolstered by aggressive cost reduction, strategic liquidity raises, and government support
- Balance sheet is flexible, self-amortizing, and cost efficient: 40% is prepayable, the overall cost of debt is ~4%, and the next significant non-aircraft maturity is June 2022


$6.8bn
$10.2bn
$13.6bn
$14.3bn
Q1 2020
Q2
Q3
Q4

Youngest & Efficient Fleet

- Accelerated retirements of ~150 aircraft reduced fleet complexity resulting in maintenance expense savings, higher aircraft utilization, and crew scheduling efficiencies
- At an average age of 11 years, American's mainline fleet is the youngest of major network U.S. airlines requiring lower future fleet investment


American

Enhanced Operating Efficiency

- $17 billion in cost reductions during COVID-19 will transform American into a more efficient airline while continuing to drive operational excellence and connectivity across its large domestic hub network
- $1.3 billion of permanent cost savings expected to be achieved in 2021



Unique Network Strength

- Outperforming other network carriers given super hubs in DFW and CLT as well as Sunbelt locations in MIA and PHX
- Innovative codeshare agreements and network partnerships, driving revenue generation with less invested capital

jetBlue Alaska AIRLINES QATAR AIRWAYS GOL

American Airlines AAdvantage®

13

14 ® $10.2bn $13.6bn $14.3bn $15bn Q2 20 Q3 20 Q4 20 Estimated Q1 2021 • Prior to COVID-19, American focused on maintaining at least $7.0bn in liquidity and entered March 2020 with $8.3bn of liquidity • The Company continues to focus on sustaining a strong liquidity position Strong Liquidity Position American maintains $3bn+ unencumbered assets and $7bn+ 1st lien capacity 1 1 Based on most recent appraised values and, for some assets, company estimates. ~

15 ® $100 $58 $44 $30 ~$30 Beginning April 2020 Q2 Q3 Q4 2020 Q1 2021E Swift Management of Cash Burn The Road to Cash Breakeven • Continue to make close-in adjustments to the schedule while maximizing the connectivity of the network • Reset the international network for future growth as demand returns • Continued right sizing of fleet and cost structure • Workforce flexibility following expiry of PSP Average Daily Cash Burn2 ($ in mm) Cost Reduction & Working Capital Initiatives • Realized operating and capital cost savings of approximately $17bn in 2020 through aggressive cost cutting steps — $1.3bn of permanent, non-volume-related savings expected to be achieved in 2021 • Removed ~150 aircraft from the fleet through early retirements or by placing into temporary storage • Removed or deferred non-operation critical capex of $700mm in 2020 and $300mm in 2021 • Reduced headcount by ~20,000 through a combination of long term leaves and early outs • Implemented short term payment deferrals with lessors and lenders and worked with other partners on similar working capital initiatives Financing & Liquidity • Executed a $7.5bn loan agreement under the CARES Act Loan Program and drew down $550mm; Facility will be repaid and terminated with the Financing • Issued $880mm in $1.0bn at-the-market equity offering (“ATM”) and $575mm in equity block trade in Q4 2020; filed new $1.1bn ATM offering in January 2021 • All 2021 deliveries have financing or deferral rights in place • Maintain unencumbered assets of ~$3.6bn1 and additional first lien debt capacity of ~$7.2bn1 1 Based on most recent appraised values and, for some assets, company estimates. 2 The Company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) CARES Act Payroll Support Program grant proceeds, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of our core operating performance. Please refer to the Company’s GAAP to non GAAP reconciliation on SEC Form 8-K filed January 28, 2021.

16 ® Proactive Balance Sheet Management Debt Maturity Tower Management • American entered 2020 with a strong focus on proactive balance sheet management • As a result of 2019 and early 2020 transactions, the nearest non-aircraft debt maturity is June 2022 – Extended revolvers one year to 2024 in 4Q19 – Refinanced and extended LHR term loan to January 2027 in 1Q20 CapEx • Winding down significant fleet renewal initiatives • Every 2021 aircraft delivery has financing in place or American has ability to defer • Reduced non-aircraft capex by $1.0 billion in 2020- 2021 • Secured deferral rights on 18 MAX aircraft Prepay able 40% Amorti zing 66% Long Term Debt Profile2 Average cost of long-term debt is just over 4% Debt Maturity Profile1 ($mm) 2,145 1,727 1,147 750 1,500 2,500 1,200 550 1,765 896 400 2,813 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Term Loans Unsecured Secured Note CARES Act RCF $400mm revolver is undrawn s 1 Profile excludes aircraft EETCs, equipment loans, finance leases, and special facility revenue bonds, term loan amortization, and the 2022 $30 million revolver maturity. Includes PSP 2 loans issued or expected to be issued in 2021. 2 Long term debt as of 12/31/2020; excludes operating lease liability and pension liability. Reflects $550M CARES Loan draw.

17 ® As part of American’s current initiative to right size the fleet and cost structure, the Company accelerated the retirement of several mainline and regional subfleets: Permanent Retirements These retirements remove operating complexity and bring forward cost savings and efficiencies associated with operating fewer aircraft types: • Avoid significant future maintenance expense • Provide crew scheduling and training efficiencies Youngest Fleet of the Network Airlines Mainline Fleet Breakdown by Age1 • 56% of American’s fleet is 10 years old or younger • Future fleet replacement needs are lower than peers • Existing financings completed at very attractive levels • 20 Embraer 190s - sold • 34 Boeing 757s - sold • 17 Boeing 767s - sold • 9 Airbus A330-300s • 15 Airbus A330-200s • 19 Bombardier CRJ200s • 34 Embraer ERJs 56% 25% 19% 41% 27% 32% 27% 32% 41% 0-10 Years 10-20 Years 20 Years+ American Delta United As a result of these retirements, the mainline fleet harmonized around B737 and A320 narrowbodies and B777 and B787 widebodies 1 Source: Company and Cirium Fleets Analyzer Database. All data as of December 31, 2020.

18 ® Prior to COVID-19, American made several significant network enhancements through new codeshare agreements with GOL, Alaska Airlines and Qatar Airways. In July 2020, American announced an additional partnership with JetBlue to enhance connectivity in the US northeast1 New Innovative Partnerships 1 Subject to ongoing review by the US Department of Justice and the New York Attorney General, the Massachusetts Attorney General, and the Attorney Generals of certain other state and local jurisdictions.

Path To Recovery

- Expect non-linear recovery with an accelerating pace once we see widespread vaccination and government restrictions ease
- Stretching of the booking curve would mean cash leading revenue during recovery

Revenue

Basis of early recovery path

Domestic Leisure ✓

- Ongoing sunbelt strength – plays into value of DFW & CLT hub locations
- Ski destination adds to enhance leisure appeal bolstered by the strength of our regional network

Current Status

Short Haul International ✓ / ✗

- Similar trends as domestic leisure: strong AA destination footprint into Mexico/ Caribbean
- Recent CDC quarantine/ testing requirement as near term headwind
- Significant efforts by hotel industry to support testing requirements

Long Haul International ✗

- Leisure comeback dependent on bilateral agreements: medium term opportunity given pent up demand for travel
- Customer sentiment surveys show vaccination as biggest triggers for customers to be able to get back on the road
- Business travel unlocks with wider vaccine distribution, relaxation of govt. and corp. restrictions and opening of large coastal cities

Recovery Timeline

American Airlines AAdvantage®

19

20 ® • American reported Q4 2020 revenue of $4.0 billion, down 64% year over year on a 53% year-over-year reduction in total available seat miles (ASMs) • American ended Q4 2020 with approximately $14.3 billion of total available liquidity; expects to end Q1 2021 with approximately $15 billion in total available liquidity • Reduced daily cash burn rate from nearly $100 million in April 2020 to $30 million in Q4 20201 • Update on COVID-19 initiatives through Q4 2020: - Removed more than $17 billion from its operating and capital budgets for 2020 primarily through reduced flying - Incorporated more than $1.3 billion of permanent non-volume, non-fuel efficiency cost-saving measures into 2021 operating plan - Reduced non-aircraft capital expense by $700 million in 2020 and another $300 million in 2021 - Reduced American’s management and support staff team by approximately 30% • Outlook for Q1 2021: - Expects Q1 2021 system capacity to be down 45% vs. Q1 2019, with total revenue expected to be down 60 to 65% - Cash burn expected to be approximately $30mm/day in Q1 2021 American Q4 2020 Earnings Update 1 The Company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) CARES Act Payroll Support Program grant proceeds, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of our core operating performance. Please refer to the Company’s GAAP to non GAAP reconciliation on SEC Form 8-K filed January 28, 2021.

21 ® AAdvantage Overview

American's AAdvantage Loyalty Program

American's AAdvantage loyalty program established itself as a global leader in loyalty from inception

Largest Airline Loyalty Program Based on Total Members[1]	Largest Airline Loyalty Program Based on Net Cash Flow From Operations[2]	**20+** *Partner Airlines*	**1,000+** *Brand Affiliations*	**61%** *Of AA Revenue is Contributed by AAdvantage Members*[3]	**23mm** *Active Members*[4]
Only Network Airline Loyalty Program with Dual Card Issuer Model	Only Loyalty Program with Broad Domestic Airline Partnerships	**36%** *Of Active Members are Millennials or Younger*[5]	**40%** *Active members have household income >$100K*[6]	**5mm** *Avg New Members / Yr*[7]	**10 years** *Avg Tenure of Active Members*

How Customers Earn Miles

(1) Fly on American or partner airlines

(2) Spend on AAdvantage credit card or spend with other accrual partners

How Customers Redeem Miles

(1) Redeem miles for travel on American and partner airlines among other redemption options

(2) AAdvantage sets the number of miles required for a specific award, thereby controlling the "exchange rate" between miles and dollars

[1] Total AAdvantage members defined as total accounts in the database for the life of the program prior to removal of inactive accounts as of YE 2020.
[2] Based on 2019 net cash flows from operations.
[3] AAdvantage members contributed 61% of American's revenue in 2019. This amount was 56% in 2020.
[4] Active defined as AAdvantage® members who had flight or program activity in the calendar year. 23mm active members reflect 2019 levels; active member level for 2020 of 16mm was lower due to pandemic.
[5] Defined as % of active members age 40 or younger as of YE2019.
[6] Household income data is derived from available information as of December 31, 2020. Information available for 49% of active members.
[7] Three year new member average from 2017 – 2019; approximately 3mm in 2020 due to pandemic.

American Airlines AAdvantage®

22

23 ® AAdvantage is Recognized as an Industry-Leading Program The Points Guy – Editor’s Choice Award Freddie Awards  In 2020 AAdvantage won the inaugural Editor’s Choice Award for loyalty innovation  Award acknowledged the customer-friendly initiatives AAdvantage has implemented this year, including making a change for elite members to enjoy their elite benefits on all fare types  In 2020 AAdvantage was named Best Elite Program in the Americas by the Freddie Awards  AAdvantage has won this award 9 years running  3.6mm+ votes cast in 2020 award cycle The Freddie Awards are the most prestigious member- generated awards in the travel loyalty industry The Points Guy is a travel website and lifestyle media brand with a focus on loyalty programs AAdvantage frequently receives awards for innovation and the quality of its customer experience

24 ® AAdvantage Pricing and Cash Flow Mechanics American Airlines 3rd Party Redemption PartnersAAdvantage Program Purchase of Miles Redemption of Miles Co-Brand / Accrual Partners 1 1. Monthly purchase of miles by American A. EBITDA margin of 20% B. Perpetual operating agreement from closing of transaction 2. Monthly / quarterly purchase of miles by Third Parties A. Average 3-year partner contracts (for partners excluding Citi and Barclays) B. Purchase price per mile negotiated at the partner level 1 2 To be created, Pro forma for financing transaction 2 Purchase of Miles Redemption of Miles

AAdvantage Miles Sales and Redemption Overview

AAdvantage manages mileage earning program and redemption activity

	Air Travel		Non Air Travel		2019 Total
Miles Sold	American Airlines: American pays AAdvantage for each mile earned by members[1]	oneworld: **one**world and other partner airlines pay AAdvantage for each mile earned by members for flying with them	citi / barclaycard: Innovative program with two card partners who issue co-branded credit cards and pay for miles earned from spend on AAdvantage credit cards	HYATT / AVIS: Non-air partners pay AAdvantage for every mile earned by members, which they give out as incentives for purchases, renewals, etc	**$5.9bn** *Pro Forma Cash Received from Mileage Sales*

	Air Travel		Non Air Travel	2019 Total
Miles Redeemed	American Airlines: AAdvantage pays American for an award seat booked using miles[1]	oneworld: AAdvantage pays **one**world and other partner airlines for an award seat booked and flown using miles	*Small amount of non air travel redemption (3%)*	**$2.6bn** *Pro Forma Redemption and Travel Benefits Provided*

Note: Pro forma financial information gives effect to the Contribution Transactions and Intercompany Agreement (each as defined in the Preliminary OM) as if they were consummated on January 1, 2018. The pro forma financial information does not give effect to the consummation of the Financing contemplated herein.

[1] Pro forma for financing transaction.

American Airlines AAdvantage®

25

American's AAdvantage Loyalty Program

AAdvantage possesses significant competitive advantages driven by scale, depth of partnerships and leading financial profile

2019A Pro Forma Financial Data

		American Airlines AAdvantage	DELTA SKYMILES	UNITED MileagePlus
Date Founded		1981	1981	1981
Total Members[1]		115mm+	100mm+	100mm+
Card Issuer		Dual Issuer (Citi / Barclays)	Sole Issuer (American Express)	Sole Issuer (Chase Bank)
# of Partner Airlines (Total | Domestic)		20+ | 5	25+ | 0	35+ | 4
Cash Collections		$ 5.9bn	$ 6.1bn	$ 5.3bn
Net Cash from Operations		$3.1bn	$2.4bn	$2.3bn
Break-down of Cash Flows	Third Party / Other	74%	68%	71%
	Airlines	26%	32%	29%
Margin[2]		53%	39%	44%

AAdvantage Positioning

- ✓ ***Leading scale with largest overall airline loyalty program***
- ✓ ***~$5.9bn of total cash received from sales in 2019: ~11% larger than United MileagePlus and in line with Delta SkyMiles***
- ✓ ***Only network airline with dual card program: drives customer loyalty and diversifies cash flows***
- ✓ ***Entrenched network of partner relationships***
- ✓ ***Best-in-Class financial profile: resilient growth, leading margins and highly-diversified cash flows***

American Airlines AAdvantage®

[1] Total members for Delta and United based on public statements as of August and March 2020, respectively. Total AAdvantage members defined as total accounts in the database for the life of the program prior to removal of inactive accounts as of YE 2020.
[2] Defined as cash flow from operations divided by total cash collections.

26

AAdvantage Drives Value from Dual Issuer Co-branded Credit Card Model

AAdvantage's dual issuer model and exclusive network agreement with Mastercard represent a unique value proposition

- American Airlines credit card spend as a % of each partner's total 2019 credit volume: Citi[1] 24%, Barclays[1] 28%, Mastercard[2] 12%

Acquisition Channels

Citi

citi

34 year relationship with legacy American AAdvantage

Out of Airport / Clubs / Flagship Lounges

- ✓ Digital / Mobile
- ✓ Direct Mail
- ✓ Admiral's Club / Flagship Lounges
- ✓ Phone Marketing
- ✓ Above the Line


AAdvantage
LINDA
WALKER
citi

Barclays

BARCLAYS

Partner with AAdvantage since 2005[3]

In Airport / In-flight

- ✓ In Airport
- ✓ Tabling
- ✓ Aviator Brand
- ✓ In-flight
- ✓ Kiosk


AAdvantage

mastercard.

[1] Per AA data, Nielsen, Accenture research and analysis.
[2] Per AA data, Mastercard Operational Metrics quarterly disclosure, Accenture research and analysis.
[3] Barclays partnership with Dividend Miles and US Airways launched in 2005 and was renewed post-merger in 2016.

American Airlines AAdvantage®

27

28 ® AAdvantage Key Credit Highlights

29 ® Key Credit Strengths AAdvantage is mission-critical to American from both a financial and strategic perspective 1 AAdvantage is core to customer loyalty and consistent customer engagement 2 AAdvantage has a deep ecosystem with longstanding partner relationships, allowing members to earn miles on car rental, hotel, retail, dining and other partners 3 AAdvantage offers significant diversity of cash flows with a long-term track record of stable and growing performance through cycles 4 AAdvantage has an attractive business model allowing flexibility to control costs and preserve margins 5

AAdvantage is Mission-Critical to American

- In 2019, AAdvantage members contributed nearly 61% of American's ticket revenue
- Average yield premiums 44% higher than non-AAdvantage Members
- In 2019, AAdvantage generated ~$5.9 billion pro forma cash sales and ~$3.1 billion cash from operations, net[1]
- In 2019, average tenure for active members was 10 years[2]

AAdvantage drives significant revenue premium to American + portion of revenue

Contribution of AAdvantage Members to AA Ticket Revenue[3]



51%
54%
58%
2015
2016
2017
2018

AAdvantage vs Non Member	AAdvantage	Non-Member	% AAdvantage H/(L)
2019 Average Annual Flight Rev per Customer	$1,220	$408	199%
2019 Average Yield (Cents)	18.9	13.1	44%

AAdvantage members' contribution to flight revenue has steadily grown over time

[1] Cash sales pro forma for sale of miles to American. Pro forma financial information gives effect to the Contribution Transactions and Intercompany Agreement (each as defined in the Preliminary OM) as if they were consummated on January 1, 2018. The pro forma financial information does not give effect to the consummation of the Financing contemplated herein.
[2] Active defined as AAdvantage® members who had flight or program activity in the calendar year.
[3] Amount was 56% in 2020 due to pandemic.

American Airlines AAdvantage®

30

2

AAdvantage is Core to Customer Loyalty and Retention

Strong Growth in Active AAdvantage Membership[1]


% YoY
+10%
+8%
19
21
23
2017
2018
2019
Active Members (mm)

Drives Strong Customer Retention	✓ 57% of the 2019 active member population enrolled 5+ years ago ✓ 80% of elites maintain elite status for more than 1 year ✓ Only loyalty program offering "day 1" benefits like early boarding for members
Drives Increased Revenue Contribution	✓ On average, new members contribute 56% more flight revenue in their first year than a non-member ✓ After 5+ years in program, co-brand revenue per active member is more than double the co-brand revenue of a new member
Drives Higher Customer Satisfaction	✓ AAdvantage member LTR[2] is 7.0 pts higher than non-member ✓ Elite member LTR is 5.0 pts higher than non-elite ✓ Domestic co-brand LTR is 5.4 pts higher than the domestic LTR of members without a co-brand

AAdvantage drives significantly more revenue to American as well as higher customer satisfaction and loyalty

American Airlines AAdvantage®

[1] Active defined as AAdvantage® members who had flight or program activity in the calendar year. Amount for 2020 was approximately 16 million due to pandemic.
[2] LTR refers to Likelihood to Recommend. Measured on full year 2019 results.

31

32 ® Deep Ecosystem with Entrenched Partner Relationships 3 Air Partnerships Strategic and focused partnerships allow members to earn with 80 partners and redeem with 52 partners across the globe Americas Asia-Pacific EMEA Non-Air Partnerships +others A cc o m . C ar s R e ta il & O th e r In t’ l C o - B ra n d s C o - B ra n d s Powered by Booking.com +others

3

Deep Ecosystem with Entrenched Partner Relationships

American has leveraged the AAdvantage program to build the most comprehensive domestic partnerships among legacy carriers

	Alaska Airlines	jetBlue
Structure	• Alaska and American loyalty members will enjoy benefits across both airlines including: — Ability to earn and use miles on both airlines' full networks — Elite status reciprocity — Lounge access to American Admirals Club lounges and Alaska Lounges • Alaska Airlines intends to join the oneworld® alliance by summer 2021	• Alliance agreement provides for shared loyalty benefits[1] • JetBlue and American loyalty members will enjoy new benefits while both carriers explore additional premium experiences for customers[2]
Strategic Rationale	• Supports American's position in key west coast markets like Seattle and Los Angeles • Offers seamless access across a broader network and provides strategic growth for both airlines • Codeshare gives customers access to more destinations and reciprocal frequent flyer program benefits	• Gives customers access to improved schedules, competitive fares and nonstop flights to more domestic and international destinations • Seamless experience is a compelling proposition for both leisure and corporate customers • JetBlue will gain connectivity to more U.S. destinations, a broad global network and access to an improved frequent flyer proposition (AAdvantage)

American Airlines AAdvantage®

[1] JetBlue is not joining oneworld® or the AA/IAG Atlantic Joint Business Agreement

[2] Subject to ongoing investigation by the US Department of Justice and the New York Attorney General, the Massachusetts Attorney General, and the Attorney Generals of certain other state and local jurisdictions

33

4

AAdvantage Offers Significant Diversity of Cash Flows to American with Long-Term Track Record of Stable Performance

AAdvantage Pro Forma Gross Cash Flows[1]



% YoY Growth
7.8%
(38.3)%
$ 5,486
$ 557
$ 1,419
$ 3,510
$ 5,912
$ 538
$ 1,513
$ 3,861
American Passenger Revenue: (65)% YoY
AAdvantage Third Party Sales: (25)% YoY
$ 3,650
$ 213
$ 529
$ 2,908
2018
2019
2020
Sales to Third Parties
Sales to American and Other Airlines
Other Cash Flows

Performance Commentary

- The 2020 impact of COVID-19 on AAdvantage revenue is significantly less severe than on AA passenger revenue
- AAdvantage offers significant diversity of cash flows with a long-term track record of stable and growing performance through cycles
- AAdvantage has an attractive business model allowing flexibility to control costs and preserve margins

American Airlines AAdvantage®

[1] Please see the incremental financial detail appendix for more information on AAdvantage cash flows. Pro forma financial information gives effect to the Contribution Transactions and Intercompany Agreement (each as defined in the Preliminary OM) as if they were consummated on January 1, 2018. The pro forma financial information does not give effect to the consummation of the Financing contemplated herein.

34

35 ® • AAdvantage flight awards represent the largest share of rewards claimed by members • AAdvantage manages the cost of fulfilling these awards by leveraging member elasticity to steer reward demand to optimal flights based on cash displacement risk • Deep integration with the airline’s inventory system allows AAdvantage to vary award prices based on a number of factors including flight date, flight routing, and remaining days to departure Flexibility in the Business Model to Manage Costs 5 Example: One-way award options for Dallas-Fort Worth to Las Vegas, NV 6:00 AM Displacement Risk = Low 10,000 miles 9:00 AM Displacement Risk = Moderate 12,000 miles 5:00 PM Displacement Risk = High 18,000 miles 11:00 PM Displacement Risk = Low 11,000 miles

36 ® AAdvantage Financial Overview

37 ® AAdvantage Summary Pro-Forma Financial Profile 3 Note: Prepared assuming that the Contribution Transactions and Intercompany Loan were consummated on January 1, 2018. Does not give effect to the Financings. EBITDA margin of 20% applied only to sale of miles to American and not any other cash flow. See Annex A. ($ in millions) 2018 2019 2020 Total miles issued % increase (decrease) year-over-year 14.1% 2.3% (49.5)% Total miles redeemed % increase (decrease) year-over-year 12.4% 6.2% (52.6)% Cash Flow Statement: Cash received from sales to American and other airlines $ 1,419 $ 1,513 $ 529 Cash received from sales to co-branded card and other non-air partners 3,510 3,861 2,908 Cash received from sales directly to AAdvantage Program members 557 538 213 Total cash received from sales $ 5,486 $ 5,912 $ 3,650 % Growth YoY 7.8% (38.3)% Cash paid for redemptions (2,677) (2,637) (749) Cash paid for operating expenses (125) (130) (84) Total cash paid for redemption costs and operating expenses $(2,802) $(2,767) $(833) % Growth YoY (1.2)% (69.9)% Net cash flows provided by operating activities $ 2,684 $ 3,145 $ 2,817 % of total cash received from sales 48.9% 53.2% 77.2% Income Statement: Revenues, net of redemption costs $ 3,183 $ 3,041 $ 2,173 Operating expenses, excluding depreciation and amortization (125) (130) (84) Adjusted EBITDA $ 3,058 $ 2,911 $ 2,089 Net income $ 3,208 $ 3,239 $ 2,420 Balance Sheet: Intercompany receivables $ 10,884 $ 14,360 $ 17,511 Accounts receivable 573 575 555 Other assets 93 89 80 Total assets $ 11,550 $ 15,024 $ 18,146 Total liabilities $ 8,342 $ 8,577 $ 9,279 Stockholder’s equity $ 3,208 $ 6,447 $ 8,867

38 ® AAdvantage Summary Quarterly Pro-Forma Cash Flow Profile Note: Prepared assuming that the Contribution Transactions and Intercompany Loan were consummated on January 1, 2018. Does not give effect to the Financings. EBITDA margin of 20% applied only to sale of miles to American and not any other cash flow. See Annex A. 2019 2020 ($ in millions) Q1 Q2 Q3 Q4 FY2019 Q1 Q2 Q3 Q4 FY2020 Cash received from sales to American and other airlines $ 351 $ 395 $ 382 $ 385 $ 1,513 $ 294 $ 32 $ 107 $ 96 $ 529 % Growth YoY - - - - 7% (16)% (92)% (72)% (75)% (65)% Cash received from sales to co-branded card and other non-air partners 1,206 878 872 905 3,861 1,265 573 526 544 2,908 % Growth YoY - - - - 10% 5% (35)% (40)% (40)% (25)% Cash received from sales directly to AAdvantage Program members 173 116 107 142 538 125 31 26 31 213 % Growth YoY - - - - (4)% (28)% (73)% (76)% (78)% (60)% Total cash received from sales $ 1,730 $ 1,389 $ 1,361 $ 1,432 $ 5,912 $ 1,684 $ 636 $ 659 $ 671 $ 3,650 % Growth YoY - - - - 8% (3)% (54)% (52)% (53)% (38)%

39 ® Appendix

American Airlines AAdvantage Citi Cards

   

	AAdvantage MileUpSM card	Citi® / AAdvantage® Platinum Select® Card	Citi® / AAdvantage® Executive Card	CitiBusiness® / AAdvantage® Platinum Select® World Elite Mastercard®
Annual Fee	• $0	• $0 first year, then $99	• $450	• $0 first year, then $99
Acquisition Offer	• 10K miles and $50 statement credit w/ $500 spend	• 50K miles w/ $2.5K spend	• 50K miles w/ $5K spend	• 65K miles w/ $4K spend
Base Earn	• 1x	• 1x	• 1x	• 1x
Mileage Accelerators	• 2x on American • 2x on groceries	• 2x on American • 2x at restaurants, gas stations	• 2x on American • 2x at restaurants & US supermarkets	• 2x on American • 2x on cable / satellite providers, car rentals, select telecommunications merchants, gas stations
Spend Bonuses	• N/A	• $125 AA flight credit after $20K spend	• 10K EQMs after spending $40k in a year	• N/A
Credits	• N/A	• N/A	• $100 credit for Global Entry / TSA Pre-Check, once every 5 years	• N/A
Lounge Access	• N/A	• N/A	• Admirals Club membership	• N/A
Key Benefits	• No limit to quantity of miles able to be earned • 25% In-Flight F&B savings	• First checked bag free • Priority boarding • No foreign transaction fees • 25% In-Flight F&B savings	• First checked bag free • Priority boarding • Priority check-in and security screening • No foreign transaction fees • Dedicated travel concierge • 25% In-Flight F&B savings	• Domestic Companion Certificate every year after spending $30k • First checked bag free • Priority boarding • 24/7 personal business assistant / concierge • Special offers from partners Microsoft, Salesforce and Intuit • No foreign transaction fees • 25% In-Flight F&B savings • 25% In-Flight wifi savings

American Airlines AAdvantage®

40

American Airlines AAdvantage Aviator Barclays Cards







	AAdvantage® Aviator® Mastercard®	AAdvantage® Aviator® Blue Mastercard®	AAdvantage® Aviator® Red Mastercard®	AAdvantage® Aviator® Silver Mastercard®	AAdvantage® Aviator® Business Mastercard®
Annual Fee	• $0	• $49	• $99	• $199	• $95
Acquisition Offer	• N/A	• N/A	• 50k miles after making one purchase in the first 90 days	• N/A	• 65k miles after spending $1,000 in the first 90 days; 10k miles when a purchase is made on an employee card
Base Earn	• 1x	• 1x	• 1x	• 1x	• 1x
Mileage Accelerators	• 1x on American	• 2x on American	• 2x on American	• 3x on American • 2x on car rentals and hotels	• 2x on American • 2x on telecom, office supplies and car rentals
Spend Bonuses	• N/A	• N/A	• Annual companion pass for 1 guest, up to $99, after spending $20k in one year	• 3K EQDs after spending $50k in one year • 5K EQMs after spending $20k in 1 year; additional 5K EQMs after spending $40k total • Annual companion pass for 2 guests, up to $99, each after spending $20k in one year	• 3K EQDs after spending $25k in one year • Annual companion pass for 1 guest, up to $99, after spending $30k in one year
Credits	• N/A	• N/A	• N/A	• $100 credit for Global Entry, once every 5 years	• N/A
Key Benefits	• 25% in-flight F&B savings • $0 Fraud Liability protection	• No foreign transaction fees • 25% in-flight F&B savings • $0 Fraud Liability protection	• First checked bag free • Priority boarding • $25 back per year on AA in-flight wifi purchases • 25% in-flight savings F&B purchases • No foreign transaction fees • $0 Fraud Liability protection	• First checked bag free • Priority boarding • $50 back per year on AA in-flight wifi purchases • $25 back per day on in-flight F&B purchases on American • No foreign transaction fees • Premium concierge • $0 Fraud Liability protection	• $50 back per year on AA in-flight wifi purchases • 25% savings on in-flight F&B purchases • 5% mileage bonus earned after one year of membership • No foreign transaction fees • $0 Fraud Liability protection

American Airlines AAdvantage®

41

42 ® Annex A

® Annex A (1/2) Basis of Presentation of AAdvantage Summary Financial Information and Related Disclaimers The pro forma financial information of AAdvantage provided in the accompanying presentation (the “Presentation”) represents unaudited pro forma consolidated financial information of AAdvantage Holdings 1, Ltd. (“HoldCo1”), a newly established entity formed in connection with the financing described in the Presentation (the “Financing Transactions”) and for the purpose of entering into the Contribution Transactions as further described in the Presentation (collectively, the “Transactions”). Upon consummation of the Contribution Transactions, HoldCo1 will be a direct wholly-owned subsidiary of American. HoldCo1 and its subsidiaries, AAdvantage Holdings 2, Ltd. (“HoldCo2”) and AAdvantage Loyalty IP Ltd. (“Loyalty Issuer”), currently have no material assets or liabilities and have not engaged in any activities other than those related to their formation and preparation for the consummation of the Transactions. Accordingly, no historical financial information or financial statements of HoldCo1, HoldCo2 or Loyalty Issuer is presented. The unaudited pro forma consolidated financial information of HoldCo1 included in the Presentation has been prepared utilizing unaudited historical financial information of American, which represents historical activities and balances related to the AAdvantage Program as included within the historical consolidated financial statements of American, and applying certain pro forma adjustments to this historical financial information to give effect to the Contribution Transactions and the Intercompany Agreement (as described in the Presentation) as if they had been entered into and consummated on January 1, 2018. The unaudited pro forma adjustments do not include the impact of the Financing Transactions (including not providing for adjustments to reflect management fees payable under the management agreement to be entered into in connection with the Contribution Transactions which are expected to be approximately $0.6 million per year). This unaudited pro forma consolidated financial information should be read in conjunction with AAG’s and American’s historical financial statements and related notes contained in AAG’s and American’s Annual Report on Form 10-K for the year ended December 31, 2020. Certain amounts reflected in the unaudited pro forma consolidated financial information are based on intercompany or transfer pricing arrangements that will be included in the Intercompany Agreement contemplated by the Financing Transactions. The pricing in the Intercompany Agreement may not be the same as amounts that would have been established through agreements with unrelated parties. Additionally, certain revenues and expenses have been derived from American’s consolidated financial statements and other financial records. Due to the various allocations and related party agreements, the unaudited pro forma consolidated financial information included in the Presentation may not be indicative of the conditions that would have existed or the results of operations that would have been achieved if the Contribution Transactions and the Intercompany Agreement were entered into and consummated on January 1, 2018. The unaudited pro forma consolidated financial information of HoldCo1 included in the Presentation includes unaudited pro forma adjustments that are factually supportable and directly attributable to the Contribution Transactions and the Intercompany Agreement contemplated by the Financing Transactions. In addition, with respect to the unaudited pro forma statements of income and cash flows, the unaudited pro forma adjustments are expected to have a continuing impact on HoldCo1’s consolidated results. However, the unaudited pro forma consolidated financial information of HoldCo1 presented herein does not give effect to the Financing Transactions. The unaudited pro forma consolidated financial information of HoldCo1 included in the Presentation has not been prepared in accordance with the requirements of Article 11 of Regulation S-X of the Securities Act. For instance, Article 11 would ordinarily require that such financial information give effect to the Financing Transactions and would generally not require more than one year of pro forma financial information or the preparation of pro forma statements of cash flow information. Further, certain of the financial information provided herein is not required to be included, and will not be provided, in AAG’s or American’s periodic and other reports filed with the SEC. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances, as well as the expected terms of the Contribution Transactions and the Intercompany Agreement contemplated by the Financing Transactions. The unaudited pro forma consolidated financial information of HoldCo1 included in the Presentation is presented for informational purposes only, may not be indicative of what the consolidated financial condition or result of operations of HoldCo1 and its subsidiaries would have been had the Contribution Transactions and the Intercompany Agreement been entered into and consummated on January 1, 2018, and does not purport to project HoldCo1’s consolidated results of operations or financial condition for any future period or as at any future date. Neither the assumptions underlying the unaudited pro forma adjustments, nor the resulting HoldCo1 Unaudited Pro Forma Consolidated Financial Information have been audited or reviewed in accordance with any generally accepted auditing standards.

® Annex A (2/2) Set forth below is additional information regarding the components of certain line items provided with the financial information included in the Presentation: • Cash received from sales to American and other airlines. Pursuant to the Contribution Transactions and the Intercompany Agreement, Loyalty Issuer will sell miles to American as AAdvantage Program members earn miles by flying on American and other airlines that participate in the AAdvantage Program. Adjustments to Cash received from sales to American and other airlines represent the gross cash receipts from sales by Loyalty Issuer to American that would have occurred based on the terms of the Intercompany Agreement, which provide for Loyalty Issuer to earn an EBITDA margin of 20% only on mileage sales to American and not on mileage sales to American purchased by American pursuant to other airline loyalty programs. • Cash paid for redemptions. Loyalty Issuer has contracts with American, other airline partners and non-airline partners to provide goods and services for award redemptions. Adjustments to Cash paid for redemptions represent cash payments by Loyalty Issuer to American for the costs of travel awards provided by American. These costs are determined based on the rates as provided for in the Intercompany Agreement. • Cash paid for operating expenses and operating expenses, excluding depreciation and amortization. HoldCo1 and its subsidiaries are newly established special purpose entities formed for the purposes of entering into the Contribution Transactions and will not have employees or establish administrative functionality of their own. Rather, each of HoldCo1 and its subsidiaries will rely on American for such services pursuant to the Intercompany Agreement and the Management Agreement. Adjustments to Cash paid for operating expenses and operating expenses, excluding depreciation and amortization provide for the allocation of operating expenses from American based on the terms of the Intercompany Agreement and the Management Agreement. These expenses represent salaries and other costs incurred to provide HoldCo1 and its subsidiaries with services such as information technology, marketing, reservations, legal, finance and human resources, among others. • Revenues, net of redemption costs. Loyalty Issuer defers all amounts received related to the sale of miles to American and other airline partners until miles are redeemed by an AAdvantage Program member. Revenue is recognized when miles are redeemed, after adjusting for an estimate of miles that are expected to be redeposited to the accounts of AAdvantage Program members who cancel their award redemption. Adjustments to Revenues, net of redemption costs have been calculated by (1) making updates to the redemption rates to reflect the terms of the Intercompany Agreement and (2) accounting for the change in the timing of recognition of revenue from the sale of miles from flight date to redemption date, including adjustments for miles expected to be redeposited by AAdvantage Program members to their accounts as a result of the cancellation of the redemption awards prior to provision of the service. This revenue is netted against the redemption costs adjusted for redemptions expected to be cancelled by customers prior to provision of the service. Loyalty Issuer has contracts with American, other airline partners and non-air services partners to provide goods and services for award redemptions. Loyalty Issuer does not control these goods or services prior to award redemption, and accordingly, records the redemption costs against redemption revenues in its income statement. Adjustments to the redemption costs in the unaudited pro forma income statement relate to the costs of awards provided by American, which are determined based on the rates as provided for in the Intercompany Agreement. • Total liabilities. Adjustments to Total liabilities provide for the changes made to the mileage deferral and redemption rates to reflect the terms of the Intercompany Agreement and the change in timing of revenue recognition from flight date to redemption date.